Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CIVEO CORPORATION

DATED AS OF MAY 5, 2014

i

ii

Article VIII
CONTRACTS, PROXIES, ETC.

Section 8.1	Contracts	16
Section 8.2	Proxies	16
Article IX
AMENDMENTS

iii

AMENDED AND RESTATED BYLAWS
OF
CIVEO CORPORATION

These Amended and Restated Bylaws of Civeo Corporation (formerly known as OIS Accommodations SpinCo Inc.) (the “Corporation”) were adopted by the Board of Directors of the Corporation (the “Board”) on May 5, 2014 and duly executed and acknowledged by the officers of the Corporation in accordance with Section 109 of the General Corporation Law of the State of Delaware (“DGCL”).

Article I
OFFICES AND RECORDS

The Corporation shall maintain a registered office in Delaware and may maintain other offices and keep its books, documents and records at such places within or without Delaware as may, from time to time, be designated by the Board.

Article II
STOCKHOLDERS

Section 2.1     Annual Meeting. The annual meeting of the stockholders of the Corporation, for the election of directors to succeed those whose terms expire and for the transaction of other business as may properly come before the meeting, shall be held each year on a date and at a time as may be fixed by resolution of the Board and set forth in the notice of the meeting.

Section 2.2     Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, as defined in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), as to dividends or upon liquidation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by:

(a)     the Board, pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Board, or

(b)     the Chairman of the Board.

No business other than that stated in the notice shall be transacted at any special meeting.

Section 2.3     Place of Meetings. The Board or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders. If no designation is made, the place of meeting shall be the principal office of the Corporation. In lieu of holding a meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

Section 2.4     Closing Of Transfer Books And Fixing Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may provide that the stock transfer books shall be closed for a stated period in no case to exceed 60 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the books shall be closed for at least 10 days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of stockholders, such date in no case to be more than 60 days nor, in the case of a meeting of stockholders, less than 10 days prior to the date on which the particular action requiring the determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made, as provided in this Section, the determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

Section 2.5     Notice of Meeting. All notices of meetings of stockholders shall be sent or otherwise given by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at the meeting. The notice shall specify the place, if any, date, hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Holders of Preferred Stock, as defined in the Certificate of Incorporation, are not entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in the DGCL. If mailed, notice to stockholders shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the records of the Corporation. An affidavit of the Secretary or Assistant Secretary, proxy solicitor hired by the Corporation or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Only such business shall be conducted at a special meeting of stockholders as was included in the Corporation’s notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for the meeting of stockholders.

Section 2.6     Quorum and Adjournment; Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (as hereinafter defined) (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of that class or series shall constitute a quorum of the class or series for the transaction of business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law or these Bylaws. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.7     Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner permitted by the DGCL, including electronic transmissions) by the stockholder or by the stockholder’s duly authorized attorney-in-fact.

Section 2.8     List of Stockholders Entitled to Vote.

(a)     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, (1) on a reasonably accessible electronic network, provided that the information required to gain access to the list is furnished with the notice of the meeting or (2) during ordinary business hours, at the principal place of business of the Corporation.

(b)     If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that the information is available only to stockholders. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the meeting and may be inspected by any stockholder who is present at that meeting. If the meeting is to be held solely by means of remote communication, then the list also shall be open to the examination of any stockholder during the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of that meeting. Nothing contained in this Section 2.8 shall require the Corporation to include electronic mail addresses or other electronic contact information on the list.

Section 2.9     Notice of Stockholder Business and Nominations.

(a)     Annual Meetings of Stockholders.

(i)     Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting in accordance with Section 2.5 of these Bylaws, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who was a stockholder of record at the time the notice was delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth below.

(ii)     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of   hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with this   and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action under the DGCL. To be considered timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 30 calendar days after the anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(iii)     A stockholder’s notice shall set forth:

(A)     to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)     as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)     as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock of the Corporation held of record and beneficially by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, (v) the name in which all such shares of stock are registered on the stock transfer books of the Corporation, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business or nomination specified in such notice, (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (viii) all other information relating to the proposed business or nomination which may be required to be disclosed under applicable law.

In addition, a stockholder seeking to submit such business or nomination at the meeting shall promptly provide any other information reasonably requested by the Corporation. The foregoing notice requirements of this   shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iv)     Notwithstanding anything in the second sentence of paragraph  of this Bylaw to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least 120 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(b)     Special Meetings of the Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.5 of these Bylaws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board, provided that the Board has determined that Directors shall be elected at such meeting, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.9, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting pursuant to clause (ii) if the stockholder’s notice required by paragraphs  and of Section 2.9 is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 120th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)     General.

(i)     Only the persons who are nominated in accordance with the procedures set forth in this Bylaw are eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business in not in compliance with this Bylaw, to declare that the defective proposal or nomination will be disregarded.

(ii)     For purposes of this Section 2.9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(iii)     Notwithstanding the foregoing provisions, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

Section 2.10     Procedure for Election of Directors; Required Vote. Election of Directors at all meetings of the stockholders at which Directors are to be elected need not be by written ballot unless otherwise determined by the Board prior to such meeting, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect Directors. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

Section 2.11     Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.12     Conduct of Meetings. The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders are not required to be held in accordance with the rules of parliamentary procedure.

Section 2.13     Meetings by Remote Communication. If authorized by the Board, and subject to any guidelines and procedures that the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether the meeting is to be held in a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (b) the Corporation implements reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings; and (c) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

Article III
THE BOARD

Section 3.1     General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board. In addition to the powers and authorities expressly conferred upon the Board by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders. Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation, all decisions of the Board shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present.

Section 3.2     Number; Qualifications and Tenure. The number of the Directors constituting the entire Board shall be fixed form time to time by resolution of the Board. A Director need not be a stockholder of the Corporation. Any Director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires and until the Director’s successor is duly elected and qualified or until his or her earlier resignation or removal. No decrease in the number of authorized Directors shall shorten the term of any incumbent director.

Section 3.3     Regular Meetings. The Board shall hold regular meetings on such dates and at such times and places as are determined from time to time by resolution of the Board.

Section 3.4     Special Meetings. A special meeting of the Board may be called at any time at the request of (a) the Chairman of the Board or (b) any four Directors. The place of any special meeting shall be the corporate headquarters of the Corporation unless otherwise agreed by a majority of the Directors.

Section 3.5     Notice of Meetings. Notice of the time and place of regular and special meetings shall be delivered in person or by telephone to each director or sent by first-class mail, addressed to each director at that director’s address as it is shown on the records of the Corporation, or electronic transmission. If the notice is mailed, it shall be deposited in the United States mail at least 7 days prior to any regular or special meeting. If the notice is delivered in person, by telephone or electronic transmission, it shall be delivered at least 3 days prior to any regular meeting and 24 hours prior to any special meeting. The notice for a special meeting need not specify the purpose or place of the meeting if the meeting is to be held at the corporate headquarters of the Corporation. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Article IX. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws. As used in these Bylaws, the term “Business Day” shall mean any day on which banks are generally open to conduct business in the State of Texas.

Section 3.6     Action by Consent of Board. To the extent permitted by applicable law, the Board and any committee thereof may act without a meeting so long as all members of the Board or committee have executed a written consent with respect to any Board action taken in lieu of a meeting.

Section 3.7     Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.8     Quorum. A majority of the entire Board present in person, participating in accordance with Section 3.7 or represented by proxy, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there is less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Subject to any provisions of any law, these Bylaws or the Certificate of Incorporation, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 3.9     Vacancies; Increases in the Number of Directors. Except as otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director; and any Director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires and until the Director’s successor is duly elected and qualified or until his or her earlier resignation or removal.

Section 3.10     Committees. The Board may establish one or more committees and may delegate certain of its responsibilities to such committees. Unless the Board otherwise provides, a majority of the members of any committee may fix the time and place of its meetings and may determine its action. Notice of committee meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

Section 3.11     Removal. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any Director or the entire Board may be removed, with or without cause, by the holders of a majority of the Voting Stock.

Section 3.12     Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Article IV
OFFICERS

Section 4.1     Elected Officers. The executive officers of the Corporation shall be selected by, and serve at the pleasure of, the Board. Such officers shall have the authority and duties delegated to each of them, respectively, by the Board from time to time. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this  . The Board or any committee thereof may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chairman of the Board, as the case may be.

Section 4.2     Election and Term of Office. The elected officers of the Corporation shall be elected from time to time by the Board. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor is duly elected and qualified or until such person’s death or until he or she resigns or is removed pursuant to these Bylaws.

Section 4.3     Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board. He shall make reports to the Board and the stockholders and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President or Chief Executive Officer, if so elected by the Board. The Directors also may elect a vice-chairman to act in the place of the Chairman upon his or her absence or inability to act.

Section 4.4     Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him by the Board. Unless the Board has elected a vice-chairman and such vice-chairman is able to act in the place of the Chairman, the Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and the Board.

Section 4.5     President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall have such other powers and shall perform such other duties as are assigned to him by the Board or the Chairman of the Board.

Section 4.6     Vice Presidents. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and perform such duties as are assigned to him by the Board or the Chairman of the Board.

Section 4.7     Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board or the Chairman of the Board.

Section 4.8     Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board or the Chairman of the Board.

Section 4.9     Assistant Secretaries. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Bylaws or assigned to them by the Board, the Chairman of the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board or the Chairman of the Board may designate.

Section 4.10     Removal. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Board or, except in the case of an officer chosen by the Board, by the Chairman of the Board or any other officer upon whom such power of removal may be conferred by the Board. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person’s successor or such person’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.11     Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board, the Corporation’s Chairman of the Board or any other officer upon whom such power may be conferred by the Board for the unexpired portion of the term.

Article V
STOCK CERTIFICATES AND TRANSFERS

Section 5.1     Stock Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing provisions regarding share certificates, the proper officers of the Corporation may provide that some or all of any or all classes or series of the Corporation’s common or any preferred shares may be uncertificated shares.

Section 5.2     Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction in the Corporation’s books.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, the uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize the agent to make all rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

Section 5.3     Lost, Stolen or Destroyed Certificates. No new certificate for shares of stock or uncertificated shares of stock of the Corporation shall be issued in place of any previously issued certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such officer’s discretion require.

Article VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1     Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person’s capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 6.1 or otherwise. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this   with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

Section 6.2     Right of Claimant to Bring Suit. If a claim under Section 6.1 of this   is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.3     Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this   shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 6.4     Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.5     Severability. If any provision or provisions of this   is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this   containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this   (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.

Article VII
MISCELLANEOUS PROVISIONS

Section 7.1     Fiscal Year. The fiscal year of the Corporation shall begin and end on such dates as the Board at any time shall determine by resolution.

Section 7.2     Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.3     Seal. The corporate seal, if any, shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and the word “Delaware.”

Section 7.4     Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting.

Section 7.5     Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board or Board committee, and it shall be the duty of the Board or Board committee to cause such audit to be done annually.

Section 7.6     Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving notice in writing or by electronic transmission of the resignation to the Corporation, and the resignation shall be deemed to be effective as of the close of business on the date the notice is received by the Corporation, or at such later time as is specified therein. No formal action is required by the Board or the stockholders to make the resignation effective, provided however that if such resignation is tendered by a Director to the Board or a committee of the Board solely to permit the Board or committee of the Board to consider the necessity of such resignation pursuant to any corporate governance guideline or policy of the Corporation, then such resignation will not be effective unless and until it is accepted by the Board or its designee.

Section 7.7     Electronic Transmissions. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by that recipient through an automated process.

Article VIII
CONTRACTS, PROXIES, ETC.

Section 8.1     Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by an officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless provided otherwise by resolution of the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President of the Corporation may delegate contractual powers to others under such person’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve the officer of responsibility with respect to the exercise of the delegated power.

Section 8.2     Proxies. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of the other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

Article IX
AMENDMENTS

These Bylaws, including this  , may be altered, amended or repealed and new Bylaws may be adopted (a) at any annual or special meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the voting power of the stock issued and outstanding and entitled to vote thereat or (b) by the affirmative vote of a majority of the Board; provided, however, that, in the case of any stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of these Bylaws must be contained in the notice of the special meeting.

CERTIFICATE BY SECRETARY

The undersigned, being the Secretary of the Corporation, hereby certifies that the foregoing Amended and Restated Bylaws were duly approved and adopted by the Board effective on May 5, 2014.

IN WITNESS WHEREOF, I have signed this certification on this 5th day of May, 2014.

/s/ Robert L. Norris
Robert L. Norris, Vice President, Corporate Development and Secretary

Signature Page to Amended and Restated Bylaws

of Civeo Corporation